EXHIBIT 10.32

MEMORANDUM OF UNDERSTANDING

The case of Jamestown, LC vs. Reclamation Consulting and Applications, Inc. and Gordon W. Davies, Defendants, Civil Number 050907049, was settled at the mediation held on September 22, 2005 with Paul S. Felt as mediator based on the following terms.

1.	Defendants will pay Plaintiff the following amounts;
A.	$30,000.00 on March 1, 2006.
B.	Monthly payments of $3,100.00 for 24 months beginning on April 1, 2006.
C.	Defendants have the option of prepaying the entire settlement balance at any time and will receive a 20% discount on the total remaining balance.
D.
If Defendants default on any payment set forth above, Defendants stipulate that Plaintiff may enter judgment against Defendants for the entire remaining unpaid balance of the Settlement amount plus $40,000.00.

E.	Gordon W. Davies will personally guarantee this settlement amount.

2.	Defendants will remove all of their property including but not limited to any waste materials form the leased premise on or before October 1, 2005.

3.
The above litigation will remain stayed pending the completion of the agreed upon payments. If Defendants timely make all payments, Plaintiff agrees to sign a Settlement and Release, releasing and discharging Defendants from all claims which were made or which could have been made in the above entitled litigation. Upon completion of the agreed upon payments Plaintiff agrees to cause its attorney to sign a Stipulation and Motion for Order of Dismissal with Prejudice which will forever end the above entitled litigation.

4.	The parties understand and agree that more formal settlement documents including the Settlement Agreement and Release will be signed by the parties with in a reasonable time.

Dated this 22 day of September, 2005.

/s/ Calvin M. Brubaker, Pres.
Calvin M. Brucaker, Authorized Representation of Jamestown, LC

/s/ Randy B. Birch
Randy B. Birch
Attorney for Plaintiff Jamestown, LC

/s/ Michael Davies
Michael Davies, Authorized Representative of RCAI

/s/ Gordon W. Davies
Gordon W. Davies, Defendant

/s/ Erik A. Christiansen
Erik A. Christiansen
Attorney for Defendants RCAI